Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3, No. 33-58220; Form S-3D/A, No. 33-70212; Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475; Form S-3/A, No. 333-50477; Form S-3, No. 333-95525; Form S-3/A, No. 333-93705; Form S-3, No. 333-75576; Form S-3D, No. 333-113603; Form S-3, No. 333-118706; Form S-3ASR, No 333-139093; Form S-3D, No. 333-155666; Form S-3ASR, No. 333-158140; Form S-4, No. 333-13429; Form S-8, No. 33-68852; Form S-8, No. 33-57695; Form S-8, No. 33-57687; Form S-8, No. 333-32343; Form S-8, No. 333-46337; Form S-8, No. 333-73145; Form S-8, No. 333-73143; Form S-8, No. 333-63738; Form S-8, No. 333-88832; Form S-8, No. 333-116367; Form S-8, No. 333-138209; Form S-8, No. 333-145817; and Form S-8, No. 333-155570) of Atmos Energy Corporation and in the related Prospectuses of our reports dated November 16, 2009, with respect to the consolidated financial statements and schedule of Atmos Energy Corporation and the effectiveness of internal control over financial reporting of Atmos Energy Corporation, included in this Annual Report (Form 10-K) for the year ended September 30, 2009.
/s/ ERNST & YOUNG LLP
Dallas, Texas
November 16, 2009